Exhibit 99.2

SEELOS THERAPEUTICS SLS - 005 ALS Top - Line Data March 2024 “We are a company focused on achieving the most efficient development of products that address significant unmet needs in CNS disorders and in rare diseases”

FORWARD - LOOKING STATEMENTS This corporate presentation includes certain forward - looking statements within the meaning of Section 21E of the Securities Exch ange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward - looking statements include, but are not limited to, statements r egarding the intent, belief or current expectations of Seelos Therapeutics, Inc. ("we," "us," "our," the "Company" or "Seelos") and our management team. These forwa rd - looking statements involve known and unknown risks, uncertainties and other important factors that may cause the actual results, performance or achievements of th e C ompany to be materially different from any future results, performance or achievements expressed or implied by the forward - looking statements. Words such as “anticipates,” “believes,” “forecasts,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “pr oje cts,” “hopes,” “seeks,” “estimates,” “strategy,” “continues,” “ongoing,” “opportunity,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “ for eseeable future” and similar expressions and variations, and negatives of these words, identify forward - looking statements. These forward - looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to us, all of which are subject to change. Th ese forward - looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materia lly from the results contemplated by the forward - looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward - looking statements. Except as otherwise required by law, we do not assume any obligation to up date any forward - looking statements. For additional information about factors that could cause actual results to differ materially from those described in the for war d - looking statements, please refer to the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors contained in the Compan y’s Annual Report on Form 10 - K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10 - Q and in the company’s other filings with the SEC. This corporate presentation is for informational purposes only and is neither an offer to purchase, nor solicitation of an of fer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirement s o f Section 10 of the Securities Act of 1933, as amended. 2

ALS Prevalence and Approved Therapies

Prevalence

ALS has a global prevalence of at least 200,000 people

- 30,000 in US[1] and 30,000 in EU and UK[2]

Earliest Approved Therapies

"Definite/Probable" ALS patients

Edaravone (RADICAVA®)
Approved after running ***a second Phase 3 study utilizing post-hoc analysis***
https://pubmed.ncbi.nlm.nih.gov/28522181/

Radicava (edaravone) IV infusion
Radicava ORS (edaravone) Oral Suspension

Approved: 2017 (IV)
2022 (Oral)

Riluzole (RILUTEK®)
FDA approved after *two Phase 3 studies* measuring time to tracheostomy or death.

Neither study showed a statistically significant difference in mortality at the end of the study.

https://www.accessdata.fda.gov/drugsatfda_docs/label/2009/020599s011s012lbl.pdf

RILUTEK®

Approved:1995

Recently Approved Therapies

"Definite/Probable" ALS patients

QALSODY® (tofersen) is a prescription medicine used to treat adults with amyotrophic lateral sclerosis (ALS) who have a mutation, or change, in the superoxide dismutase 1 (*SOD1*) gene. QALSODY received ***accelerated approval** based on **reduction in neurofilament light chain (NfL)** in the blood* observed in patients treated with QALSODY.
https://www.qalsody.com/

QALSODY® (tofersen) 100mg/15mL injection

Approved: 2023

"Definite" ALS patients

The FDA approved **RELYVRIO®** based on safety and efficacy data from ***a single clinical trial (Study 1) of 137 adult patients with ALS***.
https://www.fda.gov/drugs/drug-approvals-and-databases/drug-trials-snapshots-relyvrio relyvrio® (sodium phenylbutyrate and taurursodiol) for oral suspension 3 g/1 g

Approved: 2022

March 8, 2024: Did not meet prespecified primary or secondary endpoints, n=664

1. https://www.cdc.gov/als/dashboard/index.html
2. Brown CA, et al. Neuroepidemiology. 2021;55(5):342-353

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SEELOS THERAPEUTICS

Primary Analysis

SLS-005 (IV Trehalose) is Regimen E (RGE) – Three Datasets Prespecified for analysis

Prespecified Dataset	SLS-005 IV Trehalose	Placebo	Limitation(s)
Full Analysis Set (FAS)	n= 120	n=41 + n=163 (shared placebo)	1. Regimen Placebo ~ Shared placebo 2. Primary Analysis ~ Sensitivity Analysis
Efficacy Regimen Only (ERO) ITT (intent-to-treat)	n= 120	n=41	Protocol violation by introducing RELYVRIO mid-study (n=31)
Efficacy RELYVRIO Free (ERF) *mITT (modified ITT)* (as envisioned)	n= 99	n=31	Cleanest Dataset

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SEELOS THERAPEUTICS

5 Sensitivity of primary analysis result to each dataset in Regimen E (RGE) SLS - 005 IV Trehalose Consistency: Primary ≠ Sensitivity Analysis 22% Slowing of Function and Mortality Primary Analysis Model Full Analysis Set (FAS) SLS - 005 IV Trehalose (as envisioned) ERF Set – Sensitivity Analysis Pooled Placebo n=204 RGE Active n=120 RGE Placebo n=31 RGE Active n=99 - 6.42 - 4.80 Δ = 1.62 ~ 6 months 25% benefit in Function Alone 13% Slowing of Function and Mortality

6 - 5.01 - 7.00 - 6.70 - 4.80 - 7.50 - 8.10 - 9.62 - 6.42 -10.00 -9.00 -8.00 -7.00 -6.00 -5.00 -4.00 -3.00 -2.00 -1.00 0.00 RADICAVA QALSODY RELYVRIO SLS-005 (IV Trehalose) ALSFRS - R Change from Baseline SLS - 005 vs Approved ALS Treatments For illustrative purposes only. No head - to - head trials with Relyvrio ® and/or Qalsody ® have been conducted. Data from FDA briefing book and AdCom meetings and comparison based upon a review of published literature and internal clinical tr ial data on SLS - 005. Approved: 2022 Definite ALS patients Approved: 2023 Definite/Probable ALS patients All comers : Possible/ Definite/Probable ALS patients Increased Treatment Benefit Approved: 2017/2022 Definite/Probable ALS patients N=135 Active: 87 Placebo: 48 N=60 Active: 39 Placebo: 21 N=130 Active: 99 Placebo: 31 N=134 Active: 68 Placebo: 66 Active Active Placebo

7 Safety Endpoints • Safety Endpoints – TEAE • Analysis set – STF

8 - 8% 2% 2% 1% 13% 22% -12% -7% -2% 3% 8% 13% 18% 23% A B C D E ERF Healey Platform Trial Regimens SLS - 005 Trehalose has the best data of all regimens (A to E) completed so far Head - to - Head Healey Platform Trial Data % Change vs Placebo Function & Mortality Increased Treatment Benefit SLS - 005 – Trehalose only (ERF) 22 % Slowing of Function and Mortality